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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 2)

Filed by the Registrant                           [ ]
Filed by a Party other than the Registrant        [x]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[X]    Definitive Additional Materials


[ ]    Soliciting Material Pursuant to Section 240.14a-11(C) or
       Section 240.14a-12

                         FURR'S/BISHOP'S, INCORPORATED
                (Name of Registrant as Specified In Its Charter)

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


       1)     Title of each class of securities to which transaction applies:

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       2)     Aggregate number of securities to which transaction applies:

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       3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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       4)     Proposed maximum aggregate value of transaction:

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       5)     Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:
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       2)     Form, Schedule or Registration Statement No.:
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       3)     Filing Party:
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       4)     Date Filed:
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                             TEACHERS INSURANCE AND
                         ANNUITY ASSOCIATION OF AMERICA
                                730 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                         ANNUAL MEETING -- MAY 28, 1998
                     PLEASE VOTE YOUR BLUE PROXY CARD TODAY

                                  May 21, 1998


DEAR FELLOW STOCKHOLDER OF FURR'S/BISHOP'S, INCORPORATED:


         Many thanks to those of you who have expressed support for Teachers Insurance and Annuity Association of America ("Teachers"). By now you should have received Teachers' proxy materials. We are seeking to (i) elect seven independent nominees to the Board of Directors of Furr's/Bishop's, Incorporated (the "Company") and (ii) decrease the size of the Board of Directors from nine to seven members.


         As the Company's largest stockholder (owning 8,607,637 shares of the Company's Common Stock or 17.7%), Teachers' investment has been significantly hurt by the Company's performance under the leadership of a majority of the Company's nominees over the past two years. Teachers, and its fellow stockholders have watched the Company's stock price significantly decline during this period to an all time low shortly before the filing of Teachers' Schedule 13D. Teachers believes there is something fundamentally wrong at the Company and that the Company has been operated for far too long for the benefit of a few rather than all the stockholders. The reason for Teachers' solicitation is simple -- Teachers believes that new direction is needed at the Company to maximize stockholder value, AND IS NEEDED NOW.

The Teachers Nominees are committed to:

o Taking back control of the Company for the benefit of all the stockholders.

o A Board independent of Teachers and independent of current management that will proactively consider all alternatives available to maximize stockholder value.

o Putting in place a complete, talented and functioning senior management team.

o Increasing financial performance of the Company and a resulting increase in the Company's stock price.

o        Effective and consistent communication with stockholders.

o Effective leadership of the Company, which will provide direction and guidance in the implementation of well-developed strategic plans.


On May 20, 1998, a majority of the current Board caused a letter to be sent to stockholders in the Company's name, which Teachers believes is not completely factual. The following is a sampling of the places where the Company's letter departs from the facts:


o According to the Company, Teachers "wants to auction the Company in a fire sale." The fact is that Teachers' seven independent nominees desire to maximize stockholder value by considering all alternatives available to the Company -- the point is to work on multiple options.



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o        According to the Company, its "strategy . . . has already shown significant results." The fact is that no significant or sustained improvement in operating results has been demonstrated, remodelings have been few and far between (considering the overall 100-plus store base) and while remodelings initially do well, as new customers come in to see the changes, the more important question is whether the improvements are sustained over the long-term.


o Mr. Papit now threatens to leave the Company without a Chief Executive Officer if the Teachers Nominees are elected. The fact is that Teachers has never asked Mr. Papit to leave as CEO. This is not the first time that Mr. Papit has threatened to leave. Given this new statement by Mr. Papit, it is for the new Board of Directors to determine whether management continuity may best be achieved through new direction. As to Mr. Papit's financial arrangements should he voluntarily decide to leave, it will also be up to the new Board to consider the enforceability of paying amounts owed under his current employment agreement as well as the vesting stock options at $.75 per share given that a change of control was already foreseeable. At the time these provisions were approved to provide benefits to him upon a change in control, this change was already foreseeable because of Teachers' public filings.


o According to the Company, Teachers is making a "Saturday Night Special," a supposed last-minute effort to seize control of the Company. The fact is that Teachers has been concerned about the Company and its investment for a long period of time, has voiced its concerns to management on numerous occasions, has attempted to arrive at a solution. Teachers' filing of a Schedule 13D indicating the possibility of a proxy contest was made more than two months ago, on March 6, 1998.

PLEASE VOTE TODAY FOR THE FOLLOWING SEVEN NOMINEES LISTED IN TEACHERS' MAY 18, 1998 PROXY STATEMENT:

         Jacob C. Baum, Ben Evans, Suzanne Hopgood, Damien W. Kovary, William J. Nightingale, Gilbert C. Osnos and Barry W. Ridings

PLEASE ALSO VOTE FOR THE BYLAW PROPOSAL DECREASING THE SIZE OF THE COMPANY'S BOARD OF DIRECTORS FROM NINE TO SEVEN MEMBERS.

If you have any questions or need assistance in voting your shares please contact Beacon Hill Partners, Inc., Teachers' proxy solicitors, at 1-800-755-5001.

                                            Very truly yours,


                                            TEACHERS INSURANCE AND ANNUITY
                                            ASSOCIATION OF  AMERICA


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               TIME IS SHORT. PLEASE TURN IN YOUR BLUE PROXY CARD
             IMMEDIATELY IN THE ENCLOSED OVERNIGHT RETURN ENVELOPE.
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